Amendment No. 3 to

Investment Advisory Agreement for Subadviser

Third Amendment dated August 13, 2021 to the Investment Subadvisory Agreement dated February 1, 2021 and amended February 9, 2021 and August 11, 2021 (the “Agreement”) made by and among GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC (the “Investment Adviser”), an Indiana limited liability company, Forethought Variable Insurance Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Schedule A to the Agreement, and BLACKROCK INVESTMENT MANAGEMENT, LLC (the “Subadviser”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 14 of the Agreement, effective at the close of business on August 20, 2021, the parties hereby amend and restate Schedule A and Schedule B of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust
By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Global Atlantic Investment Advisors, LLC
By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

BlackRock Investment Management, LLC
By its authorized officer,

By:	/s/ Melissa Buccilli
Name:	Melissa Buccilli
Title:	Director

AMENDED AND RESTATED SCHEDULE A

List of Portfolios

Forethought Variable Insurance Trust On Behalf of:

Global Atlantic BlackRock Disciplined International Core Portfolio

Global Atlantic BlackRock Disciplined Growth Portfolio

Global Atlantic BlackRock Disciplined Value Portfolio

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Global Atlantic BlackRock Disciplined Core Portfolio

Global Atlantic BlackRock High Yield Portfolio

AMENDED AND RESTATED SCHEDULE B

Fees paid to the Subadviser

The annual subadvisory fee is expressed as a percent of the average daily net asset of each Portfolio as follows:

[Insert Fee Schedules]